Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 22, 2010, (except for the retrospective changes for the Reverse Stock and Unit Split disclosed in Notes 1A and 12, as to which the date is January     , 2011) in the Registration Statement filed on Form S-11 (333-169729) and related Prospectus of Pacific Office Properties Trust, Inc. for the registration of shares of its common stock.

The foregoing consent is in the form that will be signed upon the effectiveness of the Reverse Stock and Unit Split described in Notes 1A and 12 to the financial statements.

We also consent to the incorporation by reference therein of our report dated March 22, 2010 with respect to the financial statement schedules of Pacific Office Properties Trust for the year ended December 31, 2009 included in the Annual Report (Form 10-K) for 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

December 30, 2010

Los Angeles, California